                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
       ------------------------------------------------------------------



                        Date of Report February 26, 1999


                     First Merchants Acceptance Corporation
                      -----------------------------------
             (Exact name of registrant as specified in its charter)



       Delaware                   0-24686                    36-3759045
       --------                   -------                    ----------
(State of incorporation         (Commission               (IRS Employer of
or other jurisdiction)          File Number)              Identification No.)




              303 West Erie St. Suite 410 Chicago, Illinois  60610
              ----------------------------------------------------
              (Address of principal executive offices)  (Zip Code)




                                 (312) 397-3100
                                 --------------
                         (Registrants telephone number)

FIRST MERCHANTS ACCEPTANCE CORPORATION
CONSOLIDATED STATEMENT OF DEFICIENCY IN NET ASSETS AVAILABLE IN LIQUIDATION (LIQUIDATION BASIS)
Dollars in thousands


                                                                    REORGANIZED            DEBTOR-IN-POSSESSION
                                                                    SEPTEMBER 30, 1998     DECEMBER 31, 1997
                                                                    ------------------     --------------------
                                                                    (UNAUDITED)
ASSETS
Cash                                                                   $     91                  $    284
Finance receivables, net of allowance
 for credit losses of $5,666 and $12,289, respectively                   36,365                    68,106
Residuals in finance receivables sold                                    14,679                    16,440
Investments held in trust                                                26,226                    20,550
Due from trusts                                                             465                     2,279
Income taxes receivable                                                   3,090                    12,170
Repossessed collateral                                                      612                     1,288
Property and equipment, held for sale                                        --                       625
Other assets                                                                643                       434
                                                                       --------                  --------

Total assets                                                           $ 82,171                  $122,176
                                                                       ========                  ========
LIABILITIES
Debtor-in-possession financing                                           11,144                  $ 10,318
Secured borrowings under working capital line of credit                      --                       554
Notes payable - securitized pools                                        27,284                    60,291
New debt of reorganized company                                          44,000                    44,000
Obligation due under secured claim recovery amount                        9,410                     9,410
Obligations due under Excess Collections Split Agreement
 and Modified UDC Fee                                                     9,553                     9,553
Accounts payable - pre petition                                             184                     1,046
Accounts payable and accrued expenses - post petition                     1,135                     3,935
                                                                       --------                  --------

Total liabilities                                                       102,710                   139,107
                                                                       --------                  --------

  Deficiency in net assets available in liquidation                    $(20,539)                 $(16,931)
                                                                       ========                  ========

See accompanying notes to consolidated financial statements.

FIRST MERCHANTS ACCEPTANCE CORPORATION
CONSOLIDATED STATEMENT OF CHANGES IN DEFICIENCY IN NET ASSETS
AVAILABLE IN LIQUIDATION
(LIQUIDATION BASIS)
Dollars in thousands


Stockholders' deficit ( Debtor-in-Possession)                          $(46,114)
At December 31, 1997 (Date Liquidation Basis of
 Accounting was Adopted)
Effect of adoption of liquidation Net Loss basis of
   accounting, debt discharged upon confirmation
   of the Plan of Reorganization                                         29,183
                                                                       --------

Deficiency in net assets available in liquidation                       (16,931)
At December 31, 1997 (Debtor-in-Possession)

Net Loss                                                                 (3,608)
                                                                       --------
Deficiency in net assets available in liquidation at
 September 30, 1998                                                    $(20,539)
(Reorganized)                                                          ========

See accompanying notes to consolidated financial statements.

FIRST MERCHANTS ACCEPTANCE CORPORATION
(Reorganized)
CONSOLIDATED STATEMENT OF OPERATIONS
(LIQUIDATION BASIS)
FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1998 (Unaudited) Dollars and amounts in thousands except per share data

                                                       THREE MONTHS ENDED           NINE MONTHS ENDED
                                                       SEPTEMBER 30, 1998           SEPTEMBER 30, 1998
                                                       ------------------           ------------------
Revenues
Interest income - finance receivables                        $ 2,549                     $ 8,760
Other portfolio income                                           223                         706
Servicing fees and other interest income                          --                       3,495
                                                             -------                     -------

  Total revenues                                               2,772                      12,961

Expenses
Interest expense                                                 537                       3,137
Operating expenses:
  Employee compensation and related costs                         17                       2,985
  Other operating expenses                                     2,707                      10,445
                                                             -------                     -------

  Total expenses                                               3,261                      16,567
                                                             -------                     -------

  Net (loss)                                                 $  (489)                    $(3,606)
                                                             =======                     =======

Basic (loss) per share                                       $  (.09)                    $  (.59)

Diluted (loss) per share                                        (.09)                       (.59)

Weighted average number of common
  shares outstanding                                           6,000                       6,149


See accompanying notes to consolidated financial statements.

FIRST MERCHANTS ACCEPTANCE CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(GOING CONCERN BASIS)
FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1997 (Unaudited) Dollars and amounts in thousands except per share data

                                                      THREE MONTHS ENDED     NINE MONTHS ENDED
                                                      SEPTEMBER 30, 1997     SEPTEMBER 30, 1997
                                                      ------------------     ------------------
Revenues
Interest income - finance receivables                       $9,047                $ 30,052
Other portfolio income                                         339                   1,067
(Loss) on sale of finance receivables                         (281)                 (5,636)
Servicing fees and other interest income                     3,685                  10,731
                                                          --------                --------
Total revenues                                              12,790                  36,214

Expenses
  Interest expense                                           4,871                  17,145
  Provision for credit losses                                  746                  11,257

Operating expenses:
  Employee compensation and related costs                    5,249                  21,010
  Other operating expenses                                   7,900                  21,986
                                                          --------                --------

  Total expenses                                            18,766                  71,398
                                                          --------                --------

(Loss) before reorganizational expenses and income taxes    (5,976)                (35,184)

Reorganization Expense                                       4,476                   4,476
                                                          --------                --------

  Net (loss)                                              $(10,452)               $(39,660)
                                                          ========                ========

Basic (loss) per share                                      $(1.63)               $ (10.85)

Diluted (loss) per share                                     (1.63)                 (10.85)

Weighted average number of common
  shares outstanding                                         6,448                   6,448


See accompanying notes to consolidated financial statements.

FIRST MERCHANTS ACCEPTANCE CORPORATION
(Reorganized)
CONSOLIDATED STATEMENT OF CASH FLOWS
(LIQUIDATION BASIS)
FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1998 (Unaudited) Dollars in thousands

                                                            THREE MONTHS ENDED      NINE MONTHS ENDED
                                                            SEPTEMBER 30, 1998      SEPTEMBER 30, 1998
                                                            ------------------      ------------------
Cash Flows From Operating Activities
Net income (loss)                                                 $(489)                  $(3,606)
Amortization of securitization discount                              74                       369
 (Increase) decrease in:
  Accrued interest income and deferred revenue                       41                        99
  Due from trusts                                                   324                     1,814
  Other assets                                                      144                      (209)
  Income taxes receivable/payable                                   102                     9,081
Other, Net                                                         (644)                   (1,839)
 Increase (decrease) in:
  Accounts payable and accrued expenses                            (842)                   (3,664)
 Proceeds from sales of finance receivables
  held for sale                                                      --                       626
                                                                  -----                   -------

Net cash flows provided by  (used in) operating activities       (1,290)                    2,671

FIRST MERCHANTS ACCEPTANCE CORPORATION
(Reorganized)
CONSOLIDATED STATEMENT OF CASH FLOWS
(LIQUIDATION BASIS)
FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30,1998 (Unaudited) Dollars in thousands

                                                            THREE MONTHS ENDED      NINE MONTHS ENDED
                                                            SEPTEMBER 30, 1998      SEPTEMBER 30, 1998
                                                            ------------------      ------------------
Principal payments on finance receivables, net                     9,573                  33,787
(Increase) in investments held in trust, net                      (1,537)                 (5,678)
Residuals in finance receivables sold, net                           568                   1,762
                                                                 -------                --------

Net cash flows provided by
investing activities                                               8,604                  29,871

Repayment of notes payable - securitized pools                    (8,854)                (33,007)
Increase in debtor-in-possession financing, net                    1,342                     826
Increase in secured borrowings under
working capital line of credit, net                                 ----                    (554)
                                                                 -------                --------

Net cash flows
(used in) financing activities                                    (7,512)                (32,735)
                                                                 -------                --------
Net decrease in cash                                                (198)                   (193)

Cash balance beginning of period                                     289                     284
                                                                 -------                --------

Cash balance end of period                                       $    91                $     91
                                                                 =======                ========

See accompanying notes to consolidated financial statements.

FIRST MERCHANTS ACCEPTANCE CORPORATION
(DEBTOR-IN-POSSESSION)
CONSOLIDATED STATEMENT OF CASH FLOWS
(GOING CONCERN BASIS)
FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1997 (Unaudited) Dollars in thousands

                                                            THREE MONTHS ENDED      NINE MONTHS ENDED
                                                            SEPTEMBER 30, 1997      SEPTEMBER 30, 1997
                                                            ------------------      ------------------
Cash Flows From Operating Activities
Net (loss)                                                        $(14,614)              $ (43,823)

Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Provision for credit losses                                            746                  11,257
 (Gain) loss on sale of finance receivables                            281                   6,400
 Depreciation                                                          531                   1,689
 Amortization of debt issuance costs                                    21                     348
 Amortization of securitization discount                                 4                      15
 (Increase) decrease in:
  Accrued interest income and deferred revenue                         246                   2,753
  Due from trusts                                                       83                    (447)
  Other assets                                                       3,655                   1,380
  Income taxes receivable/payable                                      ---                  (1,307)
Increase in accounts payable and accrued expenses                    7,903                   2,896
Reorganization Items
  Employee retention program                                         2,832                   2,832
  Professional fees and other                                        1,643                   1,643

Purchases of finance receivables held for sale                         (80)               (231,524)
Proceeds from sales of finance receivables held for sale              ----                 194,482
                                                                  --------               ---------

Net cash flows provided by (used in) operating activities            3,251                 (51,406)

Principal payments on finance receivables, net                      18,057                  60,140
(Increase) decrease in investments held in trust, net                 (312)                    655
Residuals in finance receivables sold, net                             680                 (10,193)
Purchases of property and equipment                                 (3,279)                 (6,058)
Proceeds from sales of property and equipment                         ----                     813
                                                                  --------               ---------
Net cash flows provided by
investing activities                                                15,146                  45,357


Purchase of treasury stock                                            ----                  (1,830)
Proceeds repayment of notes payable securitized pool               (15,383)                (55,945)
Increase in debtor-in-possession financing, net                      3,878                   3,878
Increase (decrease) in secured borrowings under
 working capital line of credit, net                                  (764)                    914
Net borrowings (payments) under
 senior revolving credit facility                                   (6,077)                 58,101
                                                                  --------               ---------

Net cash flows provided by (used in) financing activities          (18,346)                  5,118
                                                                  --------               ---------

Net increase (decrease) in cash                                         51                    (931)

Cash balance beginning of period                                         2                     984
                                                                  --------               ---------

Cash balance end of period                                        $     53               $      53
                                                                  ========               =========

See accompanying notes to consolidated financial statements.

FIRST MERCHANTS ACCEPTANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 -- Basis of Presentation

The accompanying unaudited consolidated financial statements of First Merchants Acceptance Corporation (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for a complete financial statement presentation. In the opinion of management, such unaudited interim information reflects all adjustments, necessary to present the Company's financial situation and results of operations for the periods presented under the indicated basis of accounting. The consolidated Statement of Deficiency in the Net Assets available in Liquidation as of December 31, 1997 was derived from the audited consolidated statements as of that date but does not include all the information and footnotes required by generally accepted accounting principles. It is suggested that these consolidated financial statements be read in conjunction with the Company's audited consolidated financial statements included in the Company's Form 8-K dated December 9, 1998

Note 2 -- Chapter 11 Plan

The Company, Ugly Ducking Corporation ("UDC") and the Official Committee of Unsecured Creditors (the "Committee") developed a consensual Chapter 11 plan (the "Plan") which was filed with the United States District Court for the District of Delaware ("Bankruptcy Court") on December 12, 1997. Various amendments were made to the Plan and on March 16, 1998 the Bankruptcy Court entered an order confirming the Plan, which became effective on September 30,
1998.    Under the terms of the Plan and various Bankruptcy Court orders, UDC acquired the Company's property and equipment related to the Company's loan servicing operations and replaced the Company as the servicer of the Owned Contracts and Securitization Contracts. UDC has since transferred the loan servicing to Cygnet Financial Services, an affiliate of UDC.

As a result of the Plan, the reorganized Company is issuing $44 million of debt (the "New Debt"), with interest accruing at a rate of 5.47% per annum, compounded quarterly, which is being allocated among the Company's subordinated debt holders plus all other unsecured and trade creditors, in satisfaction of their allowed claims. The notes reflecting the New Debt was issued in early 1999. According to the Plan, the New Debt was allocated among the various participants as shown in the table below. The Company will rely upon its portion of the collections on its remaining interest in various loan portfolios and net proceeds from certain causes of action to meet Plan obligations. There can be no assurance that the New Debt will be paid in full. The New Debt shall mature on February 28, 2003. Under the Plan, the New Debt will receive payment after certain secured and administrative expense obligations have been satisfied. Likewise, the Company is not entitled to receive cash flow from its residual interests in various securitizations until the senior certificates for the applicable securitization has been satisfied. The information attached hereto outlines the various sources of cash and senior debt at the securitization level and Company level which need to be satisfied in order for payments on the New Debt to begin. Based on estimated cash flow projections, the Company believes there will not be sufficient funds to pay interest on the notes. Therefore, no interest has been accrued since issuance of the notes.

New Debt Allocation by Principal Amount (in thousands)

Subordinated debt issued May 1995                  $ 8,118
Subordinated debt issued November 1996              32,096
Trade and other unsecured creditors                  3,786
                                                   -------
Total                                              $44,000

DIP Facility

UDC agreed to provide up to $21.5 million of "debtor-in possession" financing (the "DIP Facility"). The interest rate on borrowings outstanding under the DIP Facility is 10% per annum from and after the effective date of the plan with a maturity date of December 31, 2000.

The first $10 million of Tax Refunds are being used to pay down the DIP Facility and will permanently reduce the amount of the DIP Facility. The IRS is in the process of an audit for 1996 and will also audit 1997 tax returns. It is too early to determine the outcome of any estimated outstanding tax refunds. After the first $10 million in tax refunds, the DIP Facility is being paid down from the Company's retained rights in the excess cash flow (the "B Pieces") which are included as investments held in trust and residuals in finance receivables sold and finance receivables on the financial statements after the securitization debt and related obligations are paid, and after payment of the Secured Claim Recovery Amount (defined below). Payments made from other sources will not permanently reduce the amount of the DIP Facility. As of February 26, 1999, the Company has received sufficient tax refunds to permanently reduce the amount of the DIP Facility in the amount of $10 million. See the subsequent event footnote for a discussion of the Notice of Default.

Secured Claim Recovery Amount

UDC purchased from the Bank Group the debt outstanding under the Company's Senior Revolving Facility, which was secured in part by Owned Contracts. The Owned Contracts were then sold (via "the Agent") to a third party purchaser (the "Contract Purchaser"). Concurrently with the transfer the Agent released the lien of the Bank Group on the Collateral.

In consideration for the Bank Group's release of its liens on the Retained Assets, the Company subsequently (a) guaranteed on a nonrecourse basis full and timely payment to the Agent and UDC of any shortfall between (i) the Credit Bid Purchase Price of the Owned Contracts plus interest thereon at the rate of 11% per annum from December 15, 1997, plus an additional charge for servicing the Owned Contracts (the "Owned Contracts Servicing Fee"), and (ii) collections and proceeds of the Owned Contracts (collectively, the "Secured Claim Recovery Amount"), and (b) granted a lien on the stock of First Merchants Auto Receivables Corporation ("FMARC") and First Merchants Auto Receivables Corporation II ("FMARC II") to secure that guarantee. In the event that the Owned Contracts are not being serviced by UDC, (or an affiliate or assignee of
UDC) (an "Owned Loan Servicing Change"), the Secured Claim Recovery Amount will be limited to $10 million. For the year ended December 31, 1997, the Company established a liability for the Secured Claim Recovery Amount of approximately
$9.4 million.    Based on this information, no adjustment to the Secured Claim
Recovery at September 30, 1998 appears to be necessary since the results to date are positive and it is too early in the life of the contracts to make a positive adjustment to the reserve. Any recovery on the Owned Contracts in excess of the Secured Claim Recovery Amount will be shared with UDC on the same basis as the Excess Collections Split (defined below).

Modified UDC Fee

The Company will pay UDC on a nonrecourse basis a fee of $450,000 payable prior to any payments pursuant to the Excess Collections Split (defined below) solely from collections of the B Pieces and secured by a pledge of the stock of FMARC and FMARC II, subordinate only to the DIP Facility, the Secured Claim Recovery Amount and prior pledges of the FMARC II stock (the "Modified UDC Fee").

Excess Collections Split

Under the Plan, the reorganized Company is overseeing the liquidation, sale and/or collection of all remaining assets of the reorganized Company and is overseeing the disbursements to claimants contemplated by the Plan. All cash received by the reorganized Company (from B Piece collections and other sources) will be disbursed to the various classes of claimants set forth in the Plan as described in the Company's Disclosure Statement (subject to certain potential reserves to pay administrative claims). After payment in full of the Secured Claim Recovery Amount, the DIP Facility, the Modified UDC Fee, and certain other amounts, any further distributions from the B Pieces will be shared between the Company on the basis of 82 1/2% for the benefit of the Company, for distribution to its claimants in accordance with the Plan, and 17 1/2% for the benefit of UDC (the "Excess Collections Split").

In the event that an Owned Loan Servicing Change occurs, the Excess Collections Split will change to 85% for the benefit of the Company and 15% to UDC with respect to the B Pieces and, subject to certain adjustments, 100% for the benefit of the Company and 0% to UDC with respect to the Owned Contracts. UDC will not be entitled to receive any share of the Excess Collections Split relating to a Securitized Pool for any period during which it is not acting as servicer for such securitization. At December 31, 1997, the Company had recorded obligations due under the Excess Collections Split of approximately $9.1 million. Based on analysis of actual cash receipts versus projections through September 30, 1998, the $9.1 million liability appears to be fairly stated at September 30, 1998.

Additional Matters

At its option, UDC may distribute up to 5,000,000 shares of Common Stock of UDC (the "Stock Option Shares") to the Company or directly to the unsecured creditors of the Company, in lieu of the Company's right to receive all or a portion of distributions under the Excess Collections Split in cash (the "Stock Option"). If UDC decides to exercise this one time Stock Option, UDC must give the Company at least 15 days advance written notice (the "Option Notice") of the date on which UDC will exercise the Stock Option (the "Exercise Date") and the number of Stock Option Shares that UDC will issue on the Exercise Date.

On the Exercise Date, the aggregate value of the distribution shall be determined by multiplying the Stock Option Shares by 98% of the average of the closing prices for the previous 10 trading days of UDC Common Stock (the "Stock Option Value"). After issuance and delivery of the Stock Option Shares, UDC will be entitled to receive the Company's share of cash distributions under the Excess Collections Split from and after the Exercise Date until UDC has received distributions equal to the Stock Option Value. This would be in addition to UDC's right to receive its share under the Excess Collections Split. Once UDC has received cash distributions equal to the Stock Option Value, the Company will retain the remaining portion of its share of cash distributions under the Excess Collections Split, if any, in excess of the Stock Option Value. UDC will not be entitled to exercise the Stock Option unless (i) the value of its Common Stock on the Exercise Date and the closing price for its Common Stock on each day during the previous ten trading days shall be at least $8.00 per share, (ii) UDC shall have caused the Stock Option Shares to be registered under the Securities Act of 1933; and (iii) UDC shall not have purchased any of its Common Stock or announced any stock repurchase programs from and after the delivery of the Option Notice through the Exercise Date. UDC has registered the Stock Option Shares under the Securities Act of 1933, and will be required to maintain such registration in order to meet the above condition.

Note 3 -- Net Finance Receivables and Allowance for Credit Losses


Net finance receivables consisted of the following for months ended September
30, 1998 and December 31, 1997 (in thousands):

                                SEPTEMBER 30, 1998         DECEMBER 31, 1997
                                   (UNAUDITED)

Total finance receivables            $42,031                    $80,395
Allowance for credit losses           (5,666)                   (12,289)
                                     -------                    -------
Net finance receivables              $36,365                    $68,106
                                     =======                    =======

Net finance receivables are either owned by the Company or are held in bankruptcy remote subsidiaries. Finance receivables held in bankruptcy remote subsidiaries result from several securitization transactions accounted for as financing transactions for which actual title to the assets have been transferred to FMARC and FMARC II. These finance receivables are restricted to provide credit enhancement as required under the terms of the Company's sales and securitizations of finance receivables. In two of the securitization transactions, finance receivables along with a cash deposit, were pledged as additional collateral as part of the spread account. As of September 30, 1998 and December 31, 1997 these excess spread account finance receivables are included in net finance receivables held in bankruptcy remote subsidiaries and totaled $7,254,904 and $10,706,000, respectively. Net finance receivables owned and held in bankruptcy remote subsidiaries consisted of the following at September 30, 1998 and December 31, 1997 (in thousands):

                                           SEPTEMBER 30, 1998  DECEMBER 31, 1997
                                               (UNAUDITED)
Finance receivables - owned                       $ 1,418             $ 2,487
Allowance for credit losses                          (793)             (1,379)
                                                  -------             -------
Net finance receivables, owned                        625               1,108
                                                  -------             -------
Finance receivables - held in bankruptcy
 remote subsidiaries                               40,613              77,908
Allowance for credit losses                        (4,873)            (10,910)
                                                  -------             -------
Net finance receivables, held in bankruptcy
 remote subsidiaries                               35,740              66,998
                                                  -------             -------
Net finance receivables                           $36,365             $68,106
                                                  =======             =======

Activity in the allowance for credit losses consisted of the following for months ended September 30, 1998 and December 31, 1997 (in thousands):

                                        SEPTEMBER 30, 1998    DECEMBER 31, 1997
                                         (UNAUDITED)

Balance, beginning of year                    $12,289              $60,583
Discounts allocated to the
 allowance for credit losses                       --                2,698
Provision for credit losses                        --               11,452
Charge-offs, net                               (6,623)             (36,587)
Allowance relating to loans sold                   --              (25,857)
                                              -------              -------

Balance, end of period                        $ 5,666              $12,289
                                              =======              =======


Note 4 -- Residuals in Finance Receivables Sold and Investments Held in Trust

Residuals in Finance Receivables Sold
Residuals in finance receivables sold consisted of the following at September 30, 1998 and December 31, 1997 (in thousands):

                                                 SEPTEMBER 30, 1998    DECEMBER 31, 1997
                                                  (UNAUDITED)

Interest-only strips                                  $   220              $   196
Retained asset-backed securities (B certificates)      14,459               16,244
                                                      -------              -------

Total residuals in finance receivables sold           $14,679              $16,440
                                                      =======              =======


The residuals in finance receivables sold were calculated at September 30, 1998 and December 31,
1997 (in thousands) as follows:

                                                      SEPTEMBER 30, DECEMBER 31,
                                                         1998          1997
                                                      (UNAUDITED)
 Estimated future net cash flows before estimated
   credit losses                                         $44,198      $73,884
 Allowance for estimated credit losses                   (26,709)     (53,734)
                                                         -------      -------
 Estimated future net cash flows                          17,489       20,150
 Discount to present value                                (2,810)      (3,710)
                                                         -------      -------
 Total residuals in finance receivables sold             $14,679      $16,440
                                                         =======      =======


The residual in finance receivables sold represents the present value of the Company's interest in anticipated future cash flows of the underlying portfolio. During the first three-quarters of 1996, the Company completed three securitizations for which the estimated future cash flows out of the trusts were discounted at 10.0% to 10.5%. For the same securitization transactions, net losses were originally estimated using total expected cumulative net credit losses at loan origination of 9.76% to 10.0%, (adjusted for actual cumulative net credit losses prior to securitization). For the securitization in the fourth quarter of 1996 and the two securitizations in 1997, net credit losses were estimated using total expected cumulative net credit losses at loan origination of 16.0% to 21.6%. The Company also increased the discount rate used in determining the present value of the estimated cash flows out of the trusts to 16% at December 31, 1996. Prepayment rates were estimated to be .83% per month of the beginning of the month balance.

Investments Held in Trust

In connection with its securitization transactions, the Company has been required to provide a credit enhancement to the investor. The Company made an initial cash deposit, ranging from 1.0% to 3.8% of the initial underlying finance receivables principal balance, of cash into an account held by the trustee (spread account) and pledged this cash to the trust to which the finance receivables were sold. Additional deposits are made from the residual cash flow (through the trustee) to the spread account as necessary to attain and maintain the spread account at a specified percentage, ranging from a minimum of 1.5% to a maximum of 6.25%, of the underlying finance receivables principal balance.

In the event that the cash flows generated by the finance receivables sold to the trust are insufficient to pay obligations of the trust, including principal or interest due to certificate holders or expenses of the trust, the trustee will draw funds from the spread account as necessary to pay the obligations of the trust.

The spread account must be maintained at a specified percentage of the principal balances of the finance receivables held by the trust, which can be increased in the event delinquencies or losses exceed specified levels. During the fourth quarter of 1996, the delinquency and net loss performance triggers were exceeded on various securitized pools which increased the required spread amounts to 11% of the underlying finance receivables principal balance. If the spread account exceeds the specified percentage, the trustee will release the excess cash to the Company from the pledged spread account. Except for releases in this manner, the cash in the spread account is restricted from use by the Company.

A financial guaranty insurance company ("Insurer") has provided a financial guaranty insurance policy for the benefit of investors in each series of asset-backed securities issued by the trusts or special purpose financial subsidiaries of the Company. Certain agreements with the Insurer provide that if delinquency, default and net loss ratios in the pools of finance receivables supporting the asset-backed securities exceed certain amounts, the specified level of enhancement would be increased and in certain instances the Company could be removed as servicer of the finance receivables.

Because the Company was not in compliance with certain provisions of its securitization agreements, certain of the required spread account balances were either uncapped or set at the discretion of the Insurer. As part of the Plan, the Insurer agreed to amend the required spread account amounts. The modified spread account agreements provide for distributions of cash held in the spread accounts to the Company to the extent that the aggregate cash in the spread accounts plus the remaining unpaid principal balance on all contracts on which obligors are current or less than 30 days past due (the "Aggregate Collateral"), exceeds 150% of all obligations due on the Insurer-backed indebtedness. The agreement also requires that at all times the Aggregate Collateral must exceed the Insurer-backed indebtedness by $15 million.

At September 30, 1998 and December 31, 1997, investments held in trust consist of principal and interest payments on Class B certificates not released to the Company and principal and collections on finance receivables pledged as additional collateral on certain securitizations.


Note 5 - Notes Payable - Securitized Pools

On May 21, 1996, the Company completed a $125.9 million debt financing consisting of automobile receivable-backed notes, Series 1996-A. Of these notes, $85.0 million have a floating interest rate of 0.17% over the one-month LIBOR rate and the remaining $40.9 million have a fixed interest rate of 6.70%. The Series 1996-A notes were issued by First Merchants Auto Trust 1996-A ("1996-A Trust"), a trust formed specifically for purposes of the securitization structure. As the Company retained all of the ownership interests in the 1996-A Trust, the sale of the 1996-A notes is treated as a financing and the notes are included in the Company's consolidated financial statements. The balance of the notes outstanding as of September 30, 1998 and December 31, 1997 was approximately $19.9 million and $43.3 million, respectively.

On November 17, 1995, the Company completed a $75.1 million debt financing consisting of 6.20% automobile receivable-backed notes, Series 1995-A. The Series 1995-A notes were issued by FMARC, a wholly-owned special purpose subsidiary of the Company. The balance of the notes outstanding at September 30, 1998 and December 31, 1997 was approximately $7.3 million and $17.0 million, respectively.

Principal and interest on the notes are payable monthly from collections and recoveries on the pools of finance receivables. Interest expense including the amortization of debt issuance costs, is shown in the table below (in thousands, unaudited):

                           SEPTEMBER 30, 1998     SEPTEMBER 30, 1997

Three Months Ended               602                     1,682
Nine Months Ended              2,436                     6,072

Note 6 - Litigation

The Company and certain of its former directors and officers have been party to several lawsuits in federal court alleging that the Company published false consolidated financial statements and other misleading information in violation of the securities laws. This litigation has been consolidated into a single class action amended complaint in the United States District Court for the Northern District of Illinois. The complaint in the consolidated class action alleges various purported causes of action under various securities and other laws on behalf of persons who purchased subordinated reset notes and/or common stock of the Company between September 23, 1994 and April 16, 1997, which class encompasses nearly all of the existing noteholders and some of the existing shareholders. The complaint names as defendants three former officers of the Company who were terminated in April 1997 for cause by the former board of directors of the Company, as well as the Company's former outside auditors and former members of the Company's audit committee. The Company has been released from any action. The Company and the class entered into a joint prosecution agreement which allows the Company to participate in any recovery or settlement received (net of the contingency fee paid to class counsel). The joint prosecution agreement provides certain directors and officers the benefits of a covenant not to attach their personal assets. None of the three officers terminated for cause, the former outside auditors nor the providers of directors and officer liability insurance were released.

The Company has received notices of various suits from customers from time to time. The Company has generally asserted the administrative or pre-petition bar date as to these suits and coordinated with Cygnet as servicer regarding the same. The Company believes that any exposure on such suits is de minimis.
                                                              ----------
Causes of Action

The Company is in the process of documenting a settlement of claims against its director and officer liability insurers and is examining other potential causes of action including causes of action against its former auditor.

Note 7 - Use of Estimates

The preparation of financial statements requires management to use estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenue and expenses during the reported period. Actual results could differ materially from these estimates.

Note 8 -- Bankruptcy Remote Entities

First Merchants Auto Receivables Corporation (FMARC) and First Merchants Auto Receivables Corporation II (FMARC II) (collectively referred to as "Securitization Subsidiaries"), are the Company's wholly owned special purpose "bankruptcy remote entities." The Company's 1995-A and 1996-A securitizations were accounted for as financing transactions. Their assets, included in Net Finance Receivables, Residuals in Finance Receivables Sold, Investments Held in Trust, Repossessed Collateral, in the amount of approximately $61.7 million and

$104.1 million, at September 30,1998 and December 31, 1997, respectively, as well as the assets of FMARC and FMARC II would not be available to satisfy claims of creditors of the Company on a consolidated basis, until the related securitization obligations, and notes payable-securitized pools are paid in full.

Note 9 - Subsequent Events

The Company was notified on January 11, 1999 by UDC of an occurrence of default under certain provisions relating to the DIP facility. The Company had received various tax refunds and "B" Piece distributions, some of which had not been remitted to UDC at the time of the notice. Various extensions of the time to cure have been granted by UDC with the latest one being an open extension of time which is subject to a ten (10) day "call" by UDC. UDC has also made various advances from time to time to allow FMAC to pay post-confirmation operating expenses, while reserving UDC's rights as to the asserted default. FMAC has sent UDC monies received from the 1997 tax refunds and certain other monies and asserts that it has now fully cured the default. Currently, UDC and FMAC are discussing various possibilities including a possible satisfaction in full of the DIP Financing with additional liquidity for post-confirmation expenses. Each party has reserved all of their legal rights in case a consensual solution cannot be reached.

Note 10 - Year 2000 Compliance

The year 2000 presents potential concerns for business computing due to calculation problems from the use of a 2-digit year format as the year changes from 1999 to 2000. As a result, businesses and governmental agencies are at risk for potential disruption to their business from Business System malfunctions or failures. This is commonly referred to as the Year 2000 ("Y2K") issue. The Company could be impacted by failures of its own Business Systems as well as those servicing the Company's loan portfolio ("Servicers"). The Company has evaluated its information systems and to the best of its knowledge is Y2K compliant. The Servicers have been identified and steps are being taken to ascertain their Y2K readiness. Because of the vast number of Business Systems used by Servicers and the varying levels of Y2K readiness, it is difficult to assess the likelihood and impact of a malfunction due to this issue. The Company is not currently aware of any business relationships with the Servicers that it believes will likely result in a significant disruption of its businesses. However, if a Y2K failure did occur there could be a material adverse effect on the Company.

                                  SIGNATURE


        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          FIRST MERCHANTS ACCEPTANCE CORPORATION




                                          /s/ Teresa McMahon
                                          --------------------------------------
                                          Teresa McMahon
Dated: February 26, 1999                  President